                                                                    Exhibit 10.4


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                              COOPERATION AGREEMENT

                                      AMONG

                           KELLSTROM INDUSTRIES, INC.,

                             AVIATION SALES COMPANY

                                       AND

                  AVIATION SALES DISTRIBUTION SERVICES COMPANY




                                  -------------



                                DECEMBER 1, 2000






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


                                      INDEX


                                                                                       Page
                                                                                       ----
ARTICLE I DEFINITIONS....................................................................1

      1.1   Defined Terms................................................................1
      1.2   Other Definitional Provisions................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF KELLSTROM...................................6

      2.1   Corporate Status.............................................................6
      2.2   Corporate Power and Authority................................................6
      2.3   Enforceability...............................................................6
      2.4   No Violation.................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF AVS AND AVSDS..............................7

      3.1   Corporate Status.............................................................7
      3.2   Power and Authority..........................................................7
      3.3   Enforceability...............................................................7
      3.4   No Violation.................................................................7

ARTICLE IV AGREEMENT TO COOPERATE........................................................8

      4.1   Purchases of Required Parts by the AVS Companies.............................8
      4.2   Purchases of MRO Services by Kellstrom for KAV Inventory.....................9
      4.3   Purchases of MRO Services by Kellstrom for Kellstrom Inventory..............10
      4.4   Provision of Parts for AVS Exchange Pools...................................10
      4.5   Disposal of Parts by AVS Companies..........................................12
      4.6   Aircraft Interior Design ("AID")............................................13
      4.7   Purchases or Leases of Engines by Timco Engine Center; Certain Engine.......13
      4.8   Purchases of MRO Services by AVS Companies..................................13
      4.9   Bidding.....................................................................13
      4.10  Sale of Parts by Aviation Sales Leasing Company ("ASLC")....................13
      4.11  Violations..................................................................14
      4.12  Performance.................................................................14

ARTICLE V TERMINATION...................................................................14


ARTICLE VI GENERAL PROVISIONS...........................................................15

      6.1   Notices ....................................................................15
      6.2   Entire Agreement............................................................16
      6.3   Amendment; Waiver...........................................................16
      6.4   Binding Effect; Assignment..................................................16
      6.5   Counterparts................................................................17
      6.6   Interpretation..............................................................17
      6.7   Severability................................................................17
      6.8   Governing Law; Jurisdiction.................................................17
      6.9   Arm's Length Negotiations...................................................18
      6.10  Additional Covenants of AVS.................................................18
      6.11  Additional Covenants of Kellstrom...........................................18


                              COOPERATION AGREEMENT

         This Cooperation Agreement (this "Agreement") is entered into as of December 1, 2000 (the "Effective Date") among Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), Aviation Sales Company, a Delaware corporation ("AVS") and Aviation Sales Distribution Services Company, a Delaware corporation ("AVSDS").

                                    RECITALS

         The AVS Companies (as hereinafter defined) are engaged in, among other things, the redistribution of aircraft engines, aircraft parts and aircraft engine parts through sale, lease and exchange transactions (the "Business"). Contemporaneous with the execution of this Agreement, Kellstrom is purchasing certain assets of the Business pursuant to that certain Asset Purchase Agreement dated as of September 20, 2000 among Kellstrom, AVS and AVSDS (the "Asset Purchase Agreement"), and KAV Inventory, LLC, a Delaware limited liability company ("KAV") is purchasing certain inventory of the Business pursuant to that certain Inventory Purchase Agreement dated as of September 20, 2000, among KAV, AVS and AVSDS (the "Inventory Purchase Agreement"). As a material inducement to Kellstrom to enter into the Asset Purchase Agreement and to join in the Inventory Purchase Agreement and to consummate the transactions contemplated thereby, and as an inducement to AVS and AVSDS to enter into the Asset Purchase Agreement and the Inventory Purchase Agreement and to consummate the transactions contemplated thereby, the parties hereto agree to make the covenants and agreements contained herein on the terms and subject to the conditions contained in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (as hereinafter defined), as in effect on the date hereof.

                  "AVS Approved Vendor" means a vendor that meets the criteria of an acceptable vendor under the provisions of the AVS quality manual then in effect.

                  "AVS Companies" means AVS and each of its Subsidiaries and each of their respective successors and assigns.

                  "BER" with respect to any Part means a part that is beyond economic repair.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Miami, Florida.

                  "Consignment Agreement" means that certain Consignment Agreement between KAV and Kellstrom of even date herewith.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, lease agreement, exchange agreement, license agreement, instrument, purchase or sales order, commitment, undertaking or obligation, in each case, whether written or oral, express or implied.

                  "Designated Locations" means (i) each location specified as a "Designated Location" on SCHEDULE 1.1, and (ii) subject to any restrictions or requirements contained in the Kellstrom Credit Facility (as defined in the Asset Purchase Agreement) and the Senior Credit Facility (as defined in the Inventory Purchase Agreement), each other location to which Kellstrom hereafter consents upon written request of AVS Companies to designate as a Designated Location (which consent shall not be unreasonably withheld or delayed).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

                  "Exchange Pool" means a pool of Parts made available to the AVS Companies for use by them in exchange arrangements with third parties.

                  "Fair Market Value" means, with respect to any Part, an amount equal to the arithmetic mean of the prices in United States dollars at which Parts of the same type and quality as, or of a type and quality similar to or reasonably interchangeable with, the Part so used (if any), shall, during the three-month period ending on the date such Part is so used (or such longer period as may be necessary to have at least three (3) relevant transactions within the relevant period), have been invoiced for sale by Kellstrom, in arm's length transactions to purchasers who are not affiliated with, do not control or are not controlled by, or under common control with, Kellstrom; and, if no such invoiced prices are available for a Part, the price established by the mutual agreement of Kellstrom and AVS, or in the absence of an agreement, the price determined to be the fair market value of such Part by a mutually acceptable third-party appraiser.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Sales Price" means with respect to the sale of any Part, the total invoice price therefor minus the sum of (a) any freight, insurance, shipping or handling charges; (b) any sales, use, stamp, value added, transfer, recording and other taxes; (c) any customs and duties applicable to such sales; and (d) any rebates, discounts or allowances.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

                  "Identified Customer" means any Person which has committed to purchase a Part from Kellstrom.

                  "KAV Book Value" as to any Part included in the KAV Inventory means the value at which such Part is carried on the books of KAV.

                  "KAV Exchange Pool" means a pool of Parts out of the KAV Inventory made available to the AVS Companies for use by them in exchange arrangements with third parties.

                  "KAV Inventory" means the inventory of Parts owned by KAV and consigned to Kellstrom under the Consignment Agreement.

                  "Kellstrom Approved Vendor" means a vendor that meets the criteria of an acceptable vendor under the provisions of the Kellstrom quality manual then in effect.

                  "Kellstrom Exchange Pool" means a pool of Parts out of the Kellstrom Inventory made available to the AVS Companies for use by them in exchange arrangements with third parties.

                  "Kellstrom Inventory" means the inventory of Parts owned or managed by Kellstrom and its Subsidiaries from time to time, excluding in any event the KAV Inventory.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Market Price" means the price at which a Part can be purchased on an arm's length basis by the AVS Companies from a third party.

                  "Material Adverse Change (or Effect)," with respect to any Person, means a change (or effect) in condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations or business of such Person which change (or effect), individually or in the aggregate, is materially adverse to such condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations or business.

                  "MRO Business" means the business of maintaining, repairing and overhauling aircraft, aircraft engines, aircraft parts and aircraft engine parts.

                  "MRO Services" means services for the repair, maintenance or overhaul of Parts.

                  "Non-Competition Agreement" means the Non-Competition Agreement of even date herewith among Kellstrom, KAV, AVS and AVSDS.

                  "Part" means any aircraft engine, aircraft part and aircraft engine part, component or other item of property, and the Records therefor, including any aircraft engine, aircraft part or aircraft engine part, component or other item of property that is installed in or attached or affixed to any part in connection with its repair, maintenance, overhaul, modification, refurbishment, certification or otherwise.

                  "Permitted Activities" means activities to be engaged in by the AVS Companies described in Article IV, to the extent and in accordance with the provisions thereof.

                  "Person" means an individual, partnership, corporation, business, trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Qualified Offer" means a bona fide offer in writing from an independent third party who is not an Affiliate of AVS, setting forth the identity of the offering party, the Parts proposed to be purchased, the consideration proposed to be paid therefor and any other terms and conditions of the offer.

                  "Records" means, with respect to any Part, documentation and other records relating to the maintenance, repair, traceability and/or life limited status of the Parts, and any other documentation required to be maintained with respect to such Part by the Federal Aviation Act of 1958, as amended, and standard industry practices.

                  "SEC" means the United States Securities and Exchange Commission.

         1.2 OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) All terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall, except as expressly set forth herein, be determined in accordance with GAAP applied on a basis consistent with prior periods.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                  (e) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (f) Whenever this Agreement provides for a payment to be made by any party, such payment shall be made by wire transfer of immediately available United States funds.

                  (g) When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF KELLSTROM

         As a material inducement to AVS and AVSDS to enter into this Agreement and to consummate the transactions contemplated hereby, Kellstrom makes the following representations and warranties to AVS and AVSDS:

         2.1 CORPORATE STATUS. Kellstrom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted.

         2.2 CORPORATE POWER AND AUTHORITY. Kellstrom has the corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. Kellstrom has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Kellstrom and constitutes the legal, valid and binding obligation of Kellstrom, enforceable against Kellstrom in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 NO VIOLATION. Except as set forth in SCHEDULE 2.4, the execution or delivery of this Agreement, the performance by Kellstrom of its obligations hereunder or the consummation by it of the transactions contemplated hereby do not (i) contravene any provision of the Restated Certificate of Incorporation or By-Laws of Kellstrom, each as amended to date, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Kellstrom, to the extent such violation or conflict could have a Material Adverse Effect on Kellstrom, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Kellstrom, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Kellstrom or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by Kellstrom and any filings required to be made by the parties under the HSR Act, if any.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF AVS AND AVSDS

         As a material inducement to Kellstrom to enter into this Agreement and to consummate the transactions contemplated, AVS and AVSDS, jointly and severally, make the following representations and warranties to Kellstrom:

         3.1 CORPORATE STATUS. Each of AVS and AVSDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of AVS and AVSDS is legally qualified to transact business as a foreign corporation, and is in good standing as such, in those jurisdictions set forth on SCHEDULE 3.1. There is no pending or Threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of AVS or AVSDS.

         3.2 POWER AND AUTHORITY. Each of AVS and AVSDS has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of AVS and AVSDS has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of AVS and AVSDS, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 NO VIOLATION. Except as set forth in SCHEDULE 3.4, the execution or delivery of this Agreement by AVS and AVSDS, the performance by AVS and AVSDS of their respective obligations hereunder or the consummation by AVS and AVSDS of the transactions contemplated hereby do not (i) contravene any provision of the Certificate of Incorporation or By-Laws, each as amended to date, of AVS and AVSDS, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against AVS or AVSDS, to the extent such violation or conflict could have a Material Adverse Effect on AVS or AVSDS, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against AVS or AVSDS, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of AVS or AVSDS, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS and any filings required to be made by the parties under the HSR Act, if any.

                                   ARTICLE IV

                             AGREEMENT TO COOPERATE

         The parties hereto wish to cooperate with each other to enhance their respective businesses by establishing preferred provider relationships as follows:

         4.1 PURCHASES OF REQUIRED PARTS BY THE AVS COMPANIES. If the AVS Companies shall desire to purchase any Parts for use in its MRO Business or for any other purpose (each a "Required Part"), it shall purchase such Part as follows:

                  (a) If the KAV Inventory shall include a Part that is identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Part, then the AVS Companies shall purchase the Required Part from Kellstrom out of the KAV Inventory if the price quoted therefor by Kellstrom is less than or equal to the Fair Market Value of such Part (or if the Fair Market Value of such Part shall be less than the KAV Book Value of such Part, then the AVS Companies shall purchase the Required Part from Kellstrom out of the KAV Inventory if the price quoted therefor by Kellstrom is less than or equal to the lesser of (a) the KAV Book Value of such Part, or (b) 115% of the Fair Market Value of such Part) (in any such case, the "KAV Maximum Price").

                  (b) If the AVS Companies shall not for any reason have purchased the Required Part from Kellstrom out of the KAV Inventory pursuant to clause (a) above and the Kellstrom Inventory shall include a Part that is identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Part, then the AVS Companies shall purchase the Required Part from Kellstrom out of the Kellstrom Inventory if the price quoted therefor by Kellstrom is less than or equal to the Fair Market Value of such Part.

                  (c) If the AVS Companies shall not for any reason have purchased the Required Part from Kellstrom out of the KAV Inventory pursuant to clause (a) above or out of the Kellstrom Inventory pursuant to clause (b) above, then the AVS Companies shall, at the election of Kellstrom, purchase the Required Part using Kellstrom as a broker if Kellstrom can secure such Required Part for a price less than or equal to the Fair Market Value of such Part in a timely manner based on customary industry standards and customer time parameters.

                  (d) If the AVS Companies shall not for any reason have purchased the Required Part from Kellstrom out of the KAV Inventory pursuant to clause (a) above or out of the Kellstrom Inventory pursuant to clause (b) above, or shall not have purchased the Required Part using Kellstrom as a broker pursuant to clause (c) above, then the AVS Companies shall have the right to purchase the Required Part from any third party.

                  (e) Notwithstanding the foregoing, (i) the AVS Companies may purchase factory new parts directly from original equipment manufacturers (or their authorized distributors) without complying with clauses (a) through (d) above, and (ii) Kellstrom shall have the right upon receipt of any request from the AVS Companies to elect not to sell any Parts out of the KAV Inventory or the Kellstrom Inventory even if a Part identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Part is included in the KAV Inventory and/or the Kellstrom Inventory.

         4.2 PURCHASES OF MRO SERVICES BY KELLSTROM FOR KAV INVENTORY. If Kellstrom shall desire to purchase any MRO Services (the "Required MRO Services") for the repair, maintenance or overhaul of KAV Inventory, it shall purchase such MRO Services as follows:

                  (a) If Kellstrom shall desire to purchase any Required MRO Services in connection with the sale of any Part included in the KAV Inventory to an Identified Customer, then Kellstrom shall purchase the Required MRO Services from the AVS Companies if the AVS Companies (i) are Kellstrom Approved Vendors with respect to the provisions of the Required MRO Services for such Part, (ii) have the capability to provide the Required MRO Services, (iii) can complete the Required MRO Services within time parameters acceptable to Kellstrom and the

Identified Customer, and (iv) can complete the Required MRO Services at a cost to Kellstrom of no more than 115% of the lowest price at which Kellstrom can secure such Required MRO Services from a third party; PROVIDED, HOWEVER, in no event shall Kellstrom be required to purchase the Required MRO Services from the AVS Companies if the Identified Customer requests the use of another vendor in connection with the provision of such Required MRO Services.

                  (b) If Kellstrom shall desire to purchase any Required MRO Services in connection with any Part included in the KAV Inventory other than in connection with the sale of such Part to an Identified Customer, then Kellstrom shall purchase the Required MRO Services from the AVS Companies if the AVS Companies (i) are Kellstrom Approved Vendors with respect to the provisions of the Required MRO Services for such Part, (ii) have the capability to provide the Required MRO Services, (iii) can complete the Required MRO Services within time parameters reasonably acceptable to Kellstrom, and (iv) can complete the Required MRO Services at a cost to Kellstrom of no more than 115% of the lowest price at which Kellstrom can secure such Required MRO Services from a third party.

         4.3 PURCHASES OF MRO SERVICES BY KELLSTROM FOR KELLSTROM INVENTORY. Kellstrom shall endeavor to use the AVS Companies from time to time if it shall desire to purchase any MRO Services for the repair, maintenance or overhaul of any Part included in the Kellstrom Inventory, and shall consider, among other things, the following factors in connection with its decision: (i) whether the AVS Companies are Kellstrom Approved Vendors with respect to the provisions of such MRO Services for such Part; (ii) whether the AVS Companies have the capability to provide such MRO Services; (iii) whether the AVS Companies can complete such MRO Services within time parameters acceptable to Kellstrom (and, if applicable, its Identified Customer); (iv) whether the AVS Companies can complete such MRO Services at a cost acceptable to Kellstrom (and, if applicable, its Identified Customer); and (v) the preferences of any customers of Kellstrom.

         4.4 PROVISION OF PARTS FOR AVS EXCHANGE POOLS. The AVS Companies shall have the right, in their discretion, to maintain from time to time Exchange Pools at one or more Designated Locations which they may make available for exchange arrangements with their customers. AVS agrees that it shall obtain the Parts required from time to time for such Exchange Pools (the "Required Exchange Pool Parts") as follows:

                  (a) If the KAV Inventory shall include a Part that is identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Exchange Pool Part, then the AVS Companies shall obtain and Kellstrom shall make available the Required Exchange Pool Part from Kellstrom out of the KAV Inventory.

                  (b) If the KAV Inventory shall not include a Part that is identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Exchange Pool Part and the Kellstrom Inventory shall include a Part that is identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Exchange Pool Part which

Kellstrom, in its sole discretion, elects to make available to the AVS Companies for the Exchange Pools, then the AVS Companies shall obtain the Required Exchange Pool Part from Kellstrom out of the Kellstrom Inventory.

                  (c) If neither the KAV Inventory nor the Kellstrom Inventory shall include a Part that is identical in part number and condition (serviceable, unserviceable, overhauled or new) to the Required Exchange Pool Part, or if the Kellstrom Inventory shall include such a Part but Kellstrom, in its sole discretion, elects not to make such part available to the AVS Companies for the Exchange Pools, then the AVS Companies shall have the right to obtain the Required Exchange Pool Part from any third party.

                  (d) If any customer of the AVS Companies shall request the exchange of a Part with any Part from the Exchange Pools which originate from the KAV Inventory or the Kellstrom Inventory then:

                           (i) the AVS Companies may make such Part available to
                  its customer for exchange and shall remit to Kellstrom an exchange fee in an amount equal to the amount set forth on EXHIBIT A attached hereto (as the same may be modified from time to time by the parties);

                           (ii) the AVS Companies shall at the sole cost of the
                  AVS Companies rework the Part received from such customer in exchange to the same or better condition (with appropriate records and tagging) as the Part provided by the AVS Companies in exchange therefor;

                           (iii) the AVS Companies shall charge its customer
                  such amount as it may in its sole discretion deem appropriate for the MRO Services provided pursuant to subsection (ii) above and shall be entitled to retain the full amount thereof;

                           (iv) upon receipt of a Part from a customer in
                  exchange for a Part which originates from the KAV Inventory, the Part received from such customer shall automatically, without any action by any party, become part of the KAV Inventory to be held in the KAV Exchange Pool (provided that this shall in no way affect any obligations of the AVS Companies to rework such Part in accordance with subsection
                  (ii) above);

                           (v) upon receipt of a Part received from a customer
                  in exchange for a Part which originates from the Kellstrom Inventory, the Part received from such customer shall automatically, without any action by any party, become part of the Kellstrom Inventory to be held in the Kellstrom Exchange Pool (provided that this shall in no way affect any obligation of the AVS Companies to rework such Part in accordance with subsection (ii) above);

                  (e) If Kellstrom shall at any time desire to sell any Part included in the Exchange Pool which originates from the KAV Inventory or the Kellstrom Inventory, then Kellstrom shall provide the AVS Companies with notice thereof, and the AVS Companies shall, as long as such Part is not already committed to a customer's exchange transaction, ship the Part to or at the direction of Kellstrom f.o.b. AVS Company dock within one (1) Business Day of notice thereof from Kellstrom.

                  (f) If the AVS Companies shall at any time determine that any part received from a customer in exchange for a Part which originates from the KAV Inventory or the Kellstrom Inventory is BER and such part is not thereafter replaced by the customer with a non-BER part, then the AVS Companies shall purchase from Kellstrom the Part delivered to such customer in connection with the exchange transaction at the price set forth in EXHIBIT A (as the same may be amended from time to time).

                  (g) If the AVS Companies shall desire to replace any Part sold by Kellstrom or the AVS Companies out of the Exchange Pool, the AVS Companies shall replace such Part in accordance set forth in subsections 4.4(a), (b) and
(c) above.

                  (h) The AVS Companies shall maintain all Parts held in the Exchange Pool that originate from the KAV Inventory and all Parts held in the Exchange Pool that originate from the Kellstrom Inventory in separate, secure, uniquely identified warehouse areas. The AVS Companies shall cooperate with Kellstrom in the preparation and filing of all forms (including, without limitation, filings of financing statements under the Uniform Commercial Code as in effect in each jurisdiction deemed applicable by Kellstrom) deemed necessary or advisable by Kellstrom to protect and preserve Kellstrom's or KAV's, as applicable, right, title and interest in and to the Parts held in the Exchange Pool that originate from the KAV Inventory or that originate from the Kellstrom Inventory.

         4.5 DISPOSAL OF PARTS BY AVS COMPANIES. If any of the AVS Companies shall at any time acquire any Parts (including, without limitation, any Parts which it acquires as a condition to securing MRO Business, in connection with the acquisition of any Person, or surplus Parts which arise in connection with the performance of MRO Services) and elects, in its discretion, to dispose of such Parts, then it shall do so as follows:

                  (a) The AVS Companies shall promptly deliver written notice to Kellstrom of the Parts which it desires to dispose of, setting forth for each such Part, the quantity and condition thereof (the "Sale Notice").

                  (b) Kellstrom shall have the right exercisable by it by delivering written notice to AVS within thirty (30) days of receipt of a Sale Notice to either (i) purchase the Parts in accordance with subsection (c) below, or (ii) sell such Parts on behalf of the AVS Companies pursuant to a consignment arrangement in accordance with subsection (d) below.

                  (c) If Kellstrom shall elect to purchase the Parts proposed to be disposed of by the AVS Companies, then Kellstrom shall have the right to purchase such Parts at the price and on terms mutually agreed to by Kellstrom and AVS.

                  (d) If Kellstrom shall elect not to purchase the Parts proposed to be disposed of by the AVS Companies, or if Kellstrom and AVS cannot agree on the price and terms of such sale, then Kellstrom shall have the right exercisable by it by delivering written notice to AVS within thirty (30) days of receipt of a Sale Notice to sell such Parts on behalf of the AVS Companies pursuant to the Consignment Agreement attached hereto as EXHIBIT B and at the special consignment rate. The "Special Consignment Rate" shall mean a consignment fee of 8% on the first $2,000,000 of the Gross Sales Price (prorated for any partial calendar year) of the purchase price of such Parts invoiced by Kellstrom during each calendar year, and a consignment fee of 25% on amounts over $2,000,000 of the Gross Sales Price (prorated for any partial calendar year) of the purchase price of such Parts invoiced by Kellstrom during such calendar year.

                  (e) If Kellstrom shall (i) notify AVS in writing of its election not to purchase the Parts in accordance with subsection 4.5(c) above and not to sell such Parts on behalf of the AVS Companies pursuant to a consignment arrangement in accordance with subsection 4.5(d) above, or (ii) fail to respond to any Sale Notice within the time period set forth in subsection 4.5(b) above, then the AVS Companies shall be free to sell or consign such Parts in such manner and to such parties as they may deem appropriate.

         4.6 AIRCRAFT INTERIOR DESIGN ("AID"). AVS may continue to operate the business conducted by AID in the same manner as such business is conducted by AID as of the date hereof, and may expand the scope of such business only so long as such expanded scope shall not in any way violate any terms of this Agreement or the Non-Competition Agreement.

         4.7 PURCHASES OR LEASES OF ENGINES BY TIMCO ENGINE CENTER; CERTAIN ENGINE. If Timco Engine Center shall at any time desire to purchase or lease (as lessee) aircraft engines as required by its engine shop support requirements agreements, it shall do so in accordance with the provisions of SECTIONS 4.1(a),
(b) and (c) hereof. The provisions of Section 4.5 hereof shall be inapplicable to the sale by Timco Engine Center to Express One of that certain Pratt & Whitney model JT8D-7B aircraft engine bearing manufacturer's serial number 649440.

         4.8 PURCHASES OF MRO SERVICES BY AVS COMPANIES. The AVS Companies shall endeavor to use Kellstrom from time to time if it shall desire to purchase any MRO Services for the repair, maintenance, overhaul or conversion of C-130 aircraft, and shall consider, among other things, the following factors in connection with its decision: (i) whether Kellstrom is an AVS Approved Vendor with respect to the provisions of such MRO Services for such aircraft, (ii) whether Kellstrom has the capacity to provide such MRO Services; (iii) whether Kellstrom can complete such MRO Services within time parameters acceptable to the AVS Companies (and, if applicable, its Identified Customer); (iv) whether Kellstrom can complete such MRO Services at a cost acceptable to the AVS Companies (and, if applicable, its Identified Customer); and (v) the preferences of any customers of the AVS Companies.

         4.9 BIDDING. AVS and Kellstrom will endeavor to cooperate on a non-exclusive basis in developing joint bids which enhance the likelihood of bid success for each party. The parties may also participate in existing bids held by the parties.

         4.10 SALE OF PARTS BY AVIATION SALES LEASING COMPANY ("ASLC"). Notwithstanding anything to the contrary contained in SECTION 4.5, if ASLC shall at any time elect to dispose of any Parts owned by it and on lease to Air France, it shall only do so as follows:

                  (a) ASLC shall obtain a Qualified Offer to purchase such Parts and shall promptly deliver written notice to Kellstrom attaching a copy of the Qualified Offer and irrevocably offering to sell such Parts to Kellstrom on the terms contained in the Qualified Offer.

                  (b) Kellstrom shall have the right exercisable by it by delivering written notice to ASLC within seven (7) days after receipt of any notice pursuant to Section 4.10(a) above to purchase such Parts on the terms set forth in the Qualified Offer, which purchase shall be consummated on a date agreed to by the parties (not to exceed thirty (30) days from the receipt of notice under Section 4.10(a)).

If Kellstrom shall elect not to purchase the Parts proposed to be sold by ASLC (or shall fail to timely respond to a notice received pursuant to Section 4.10(a) above), ASLC shall have the right to sell such Parts to the offeror on the terms set forth in the Qualified Offer within thirty (30) days of the receipt of notice under Section 4.10(a) above. If ASLC shall not sell such Parts to the offeror pursuant to the Qualified Offer within such thirty (30) day period, it shall thereafter be required to comply with the provisions of this Section prior to any sale of such Parts.

Notwithstanding the foregoing, all other parts owned by ASLC as of the date of the Asset Purchase Agreement may be sold or consigned in such manner and with and to such parties as AVS may deem appropriate without any further compliance with the provisions of this Agreement.

         4.11 VIOLATIONS. In the event of a disposal of a Part other than in conformity with SECTION 4.5 or SECTION 4.10 hereof, in addition to any other remedy Kellstrom may have, the AVS Companies shall pay to Kellstrom 25% of the Gross Sale Price, as applicable, of such Part.

         4.12 PERFORMANCE. In connection with any parties performance under this
Article IV, the parties agree that the time period for each parties performance of such obligation shall be in accordance with customary industry standards. In connection with requests for Parts, the following response times for the provision of notice of availability of requested Parts are customary industry standards:

         Aircraft on Ground - 2 hours;
         Expedite - 1 day; and
         Replenishing - 3 days.

                                    ARTICLE V

                                   TERMINATION

         This Agreement may be terminated as follows:

                  (a) by mutual written consent of the parties; or

                  (b) upon sixty (60) days prior written notice by any of the parties hereto after the KAV has been dissolved or liquidated; PROVIDED, HOWEVER, that notwithstanding any termination of this Agreement for any reason,
SECTION 4.5 and SECTION 4.10 of this Agreement shall survive until the expiration of the Restriction Period as term is defined in the Non-Competition Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO KELLSTROM TO:

                           Kellstrom Industries, Inc.
                           1100 International Parkway
                           Sunrise, Florida 33323
                           Attn:  Zivi R. Nedivi, President
                           Telecopy:  (954) 858-2449

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           350 East Las Olas Boulevard, Suite 1600
                           Fort Lauderdale, Florida 33301

                           Attn:  Bruce I. March, Esq.
                           Telecopy:  (954) 463-2224

                  (b)      IF TO AVS OR AVSDS TO:

                           Aviation Sales Company
                           3601 Flamingo Road
                           Miramar, Florida 33307
                           Attn:  Dale Baker, Chairman
                           Telecopy:  (954) 538-6775

                           WITH A COPY TO:

                           Boyar & Miller
                           4265 San Felipe, Suite 1200
                           Houston, Texas 77027
                           Attn: J. William Boyar, Esq.
                           Telecopy:  (713) 552-1758

Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         6.2 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules attached hereto and thereto) and the other documents delivered pursuant hereto and thereto contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The exhibits and schedules constitute a part of the document to which they are attached as though set forth in full thereon.

         6.3 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as otherwise provided herein, the rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, which they may have against each other.

         6.4 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, personal representatives, trustees, guardians, attorneys-in-fact, successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, no party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the non-assigning or non-delegating parties; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, (1) either party may assign any or all of its rights and privileges under this Agreement to its lenders from time to time, without the consent of the other parties, provided that any such assignees shall take such assignment subject to all of the terms, conditions and limitations set forth in the Agreement, and (2) either party may assign its rights and delegate its obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of the respective party, and upon such assignment, such Subsidiary shall have full rights and obligations under this Agreement as if it were a party hereto. Such Subsidiary shall be a third-party beneficiary with respect to all rights and remedies provided hereunder or otherwise provided at law or in equity. In the case of any assignment by a party, such party shall remain fully responsible and liable for all of its obligations hereunder.

         6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.

         6.6 INTERPRETATION. Any reference made in this Agreement to an article, section, paragraph, clause, schedule or exhibit shall be deemed to be to the referenced article, section, paragraph, clause, schedule or exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement and on the exhibits and schedules hereto are for reference purposes only and shall in no way affect in any way the meaning or interpretation of this Agreement or the exhibits or schedules hereto. Time shall be of the essence in this Agreement.

         6.7 SEVERABILITY. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         6.8 GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. Any suit, action or proceeding against Kellstrom or AVS or AVSDS arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of Broward County, Florida or in the U.S. District Court for the Southern District of Florida and each party hereby irrevocably (a) accepts and consents to the exclusive personal jurisdiction of such courts for the purpose of any suit, action or proceeding, (b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in such courts, (c) waives any claim that any suit, action or proceedings brought in such courts has been brought in an inconvenient forum, and (d) agrees that service of process, summons, notice or document by U.S. registered mail in accordance with this Agreement shall be effective service of process for any action, suit or proceeding brought against a party in any such court.

         6.9 ARM'S LENGTH NEGOTIATIONS. Each party hereto expressly agrees that
(a) before executing this Agreement, it has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) it has relied solely and completely upon its own judgment in executing this Agreement; (c) it has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) it has acted voluntarily and of its own free will in executing this Agreement; (e) it is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         6.10 ADDITIONAL COVENANTS OF AVS. AVS covenants and agrees that it shall cause each of the AVS Companies to comply with the terms and conditions of this Agreement.

         6.11 ADDITIONAL COVENANTS OF KELLSTROM. Kellstrom covenants and agrees that it shall cause each of its subsidiaries to comply with the terms and conditions of this Agreement.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     KELLSTROM INDUSTRIES, INC., a Delaware
                                     corporation


                                     By: /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                          Zivi R. Nedivi
                                          President and Chief Executive Officer



                                     AVIATION SALES COMPANY, a Delaware
                                     corporation


                                     By: /s/ Dale S. Baker
                                         ---------------------------------------
                                          Dale S. Baker
                                          Chairman and Chief Executive Officer



                                     AVIATION SALES DISTRIBUTION
                                     SERVICES COMPANY, a Delaware corporation


                                     By: /s/ Benito Quevedo
                                         ---------------------------------------
                                          Benito Quevedo
                                          President